UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 30, 2023 (October 27, 2023)
Commission file number 001-39482
GeneDx Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	85-1966622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Ludlow Street, North Tower; 6th Floor Stamford, Connecticut 06902
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (800) 298-6470

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WGS	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock, each at an exercise price of $379.50 per share	WGSWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Entry into Perceptive Term Loan Facility
On October 27, 2023 (the “Closing Date”), GeneDx Holdings Corp. (the “Company”) entered into a Credit Agreement and Guaranty (the “Credit Agreement”) with Perceptive Credit Holdings IV, LP, as lender and administrative agent (“Perceptive”), which provides for a senior secured delayed draw term loan facility in an aggregate principal amount of up to $75.0 million (the “Perceptive Term Loan Facility”). An initial tranche of $50.0 million (the “Tranche A Loan”) was funded under the Perceptive Term Loan Facility on the Closing Date. In addition to the Tranche A Loan, the Perceptive Term Loan Facility includes an additional tranche of $25.0 million (the “Tranche B Loan,” and together with the Tranche A Loan, the “Term Loans”), which will be accessible by the Company so long as it satisfies certain customary conditions precedent, including a specified revenue milestone (the funding date of the Tranche B Loan, the “Tranche B Borrowing Date”). The Perceptive Term Loan Facility has a maturity date of October 27, 2028 (the “Maturity Date”) and provides for an interest-only period during the term of the loan with principal due at the Maturity Date. The Company’s net proceeds from the Tranche A Loan were approximately $49 million, after deducting estimated debt issuance costs, fees and expenses.
Interest Rate
The Perceptive Term Loan Facility will accrue interest at an annual rate equal to the sum of (a) Term SOFR (as defined in the Credit Agreement) and (b) an applicable margin of 7.5% (the “Applicable Margin”). Accrued interest on the Term Loans is payable monthly in arrears. Upon an Event of Default (as defined in the Credit Agreement), the Applicable Margin will automatically increase by an additional 4% per annum.
Amortization and Prepayment
Prior to the Maturity Date, there will be no scheduled principal payments under the Perceptive Term Loan Facility. On the Maturity Date, the Company is required to pay Perceptive the aggregate outstanding principal amount of the Term Loans and all accrued and unpaid interest thereon. The Term Loans may be prepaid at any time, subject to a prepayment premium equal to 0% to 10% of the aggregate outstanding principal amount being prepaid, depending on the date of prepayment.
Security Instruments and Warrant
In connection with the Credit Agreement, the Company also entered into a Security Agreement (the “Security Agreement”), dated as of the Closing Date, with Perceptive, pursuant to which all of its obligations under the Credit Agreement are secured by a first lien perfected security interest on substantially all of its existing and after-acquired assets, subject to customary exceptions.
In addition, on the Closing Date, as consideration for the Credit Agreement, the Company issued to Perceptive a warrant (the “Warrant”) to purchase up to 1,200,000 shares (the “Warrant Shares”) of its Class A common stock. 800,000 Warrant Shares (the “Initial Warrant Shares”) vested and became exercisable on the Closing Date and 400,000 Warrant Shares (the “Additional Warrant Shares”) will vest and become exercisable on the Tranche B Borrowing Date. The per share exercise price for the Initial Warrant Shares is $3.1752 (the “Initial Warrant Exercise Price”), which is equal to the 10-day volume weighted average price (the “10-day VWAP”) of the Company’s Class A common stock at the end of the business day immediately prior to the Closing Date, and the per share exercise price for the Additional Warrant Shares will be equal to the lower of (a) the Initial Warrant Exercise Price or (b) the 10-day VWAP ending on the end of the business day immediately preceding the Tranche B Borrowing Date. The Warrant will be exercisable, in whole or in part, until the 10th anniversary of the applicable vesting date.
The sale of the Warrant has not been, and the sale of the Warrant Shares issuable upon exercise of the Warrant will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrant was, and the Warrant Shares issuable upon exercise of the Warrant will be, sold in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act. The Warrant and the Warrant Shares may not be offered or sold absent registration under or exemption from the Securities Act and any applicable state securities laws. Perceptive represented in the Warrant, among other things, that it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and that the acquisition of the Warrant is for investment in its own account and not with a view to the public sale or distribution within the meaning of the Securities Act. Pursuant to the Warrant, the Company has granted Perceptive certain customary piggy-back and demand registration rights in respect of the Warrant Shares.
Representations, Warranties, Covenants, and Events of Default
The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants, financial covenants, and conditions that are customarily required for similar financings. The affirmative covenants, among other things, require the Company to undertake various reporting and notice requirements, maintain insurance and maintain in full force and effect all Regulatory Approvals, Material Agreements, Intellectual Property (each as defined in the Credit Agreement) and other rights, interests or assets (whether tangible or intangible) reasonably necessary for the operations of its business. The negative covenants restrict or limit the Company’s ability to, among other things and subject to certain exceptions contained in the Credit Agreement, incur new indebtedness; create liens on assets; engage in certain fundamental corporate changes, such as mergers or acquisitions, or changes to the Company’s business activities; make certain Investments or Restricted Payments (each as defined in the Credit Agreement); change the Company’s fiscal year; pay dividends; repay other certain indebtedness; engage in certain affiliate transactions; or enter into, amend or terminate any other agreements that has the impact of restricting the Company’s ability to make loan repayments under the Credit Agreement. In addition, the Company must (i) at all times prior to the Maturity Date, maintain aggregate Unrestricted Cash (as defined in the Credit Agreement) of $5.0 million and (ii) as of the last day of each fiscal quarter commencing on the fiscal quarter ending December 31, 2023, maintain Core Product Revenue (as defined in the Credit Agreement) that is not less than the amounts specified in the Credit Agreement.
The Credit Agreement also contains certain customary Events of Default which include, among others, non-payment of principal, interest, or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material contracts, certain regulatory-related events and events constituting a change of control. The occurrence of an Event of Default could result in, among other things, the declaration that all outstanding principal and interest under the Perceptive Term Loan Facility are immediately due and payable in whole or in part.
The foregoing summaries of the Credit Agreement, the Security Agreement and the Warrant (collectively, the “Credit Facility Agreements”) are not complete and are qualified in their entirety by reference to the full text of each of the Credit Agreement, the Security Agreement and the Warrant, copies of which are filed as exhibits 10.1, 10.2 and 4.1 to this Current Report on Form 8-K.
Item 1.02 Termination of a Material Definitive Agreement.
Termination of SVB Loan and Security Agreement
In connection with the entry into the Credit Agreement, the Company’s Loan and Security Agreement, dated as of November 15, 2021 (“SVB Loan and Security Agreement”), with Silicon Valley Bank (“SVB”) was terminated, effective as of the Closing Date, and SVB’s security interest in the Company’s assets and property was released.
Item 2.02 Results of Operations and Financial Condition.
On October 30, 2023, the Company issued a press release (the “Press Release”) announcing the Company’s financial results for the nine months ended September 30, 2023. The Company will hold a conference call to discuss its financial results for the nine months ended September 30, 2023 on October 30, 2023 at 4:30 p.m. ET. Copies of the Press Release and Earnings Presentation are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.
The information furnished with this Item 2.02, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this Item 2.03 relating to the Perceptive Term Loan Facility is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.02 Unregistered Sale of Equity Securities.
The information required by this Item 3.02 relating to the Warrant and the Warrant Shares is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No	Description
4.1	Warrant to Purchase Stock, dated October 27, 2023, by and among the Company and Perceptive Credit Holdings IV, LP.
10.1	Credit Agreement and Guaranty, dated October 27, 2023, by and among the Company and Perceptive Credit Holdings IV, LP.
10.2	Security Agreement, dated October 27, 2023, by and among the Company and Perceptive Credit Holdings IV, LP.
99.1	Press Release, dated October 30, 2023.
99.2	Earning Presentation, dated October 30, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneDx Holdings Corp.

Date:	October 30, 2023	By:	/s/ Katherine Stueland
		Name:	Katherine Stueland
		Title:	Chief Executive Officer